Exhibit 99.1

News Release

ACCO BRANDS REPORTS SECOND QUARTER RESULTS

•
Reported net sales increased 5.1% to $415 million
•
Diluted EPS of $0.15; Adjusted diluted EPS of $0.29
•
Raises full-year 2026 sales and adjusted EPS outlook
•
Reiterates full-year free cash flow of $75 million to $85 million

LAKE ZURICH, ILLINOIS, July 30, 2026 - ACCO Brands Corporation (NYSE: ACCO) today reported financial results for the second quarter ended June 30, 2026.

"We delivered a strong second quarter, with sales and adjusted EPS exceeding both prior-year results and our outlook. In the Americas segment, sales benefited from strong back-to-school sell-in and better-than-expected performance in Mexico. The International segment faced market softness and shipment disruptions from a planned systems upgrade at our largest distribution center in EMEA. The system upgrade is now complete, resulting in an improved and modernized warehouse management system. Based on our first half performance, we are raising our full-year sales and EPS outlook. We remain disciplined in this dynamic global operating environment as we position ACCO Brands for long-term growth," stated ACCO Brands' President and Chief Executive Officer, Tom Tedford.

"The EPOS integration remains on track, and we are in the early stages of expanding the brand across our global platform. We are on target to achieve the expected synergies from this acquisition and continue to realize savings from our $100 million multi-year cost reduction program. These cost savings along with our cash flow allow us the flexibility to invest in organic and inorganic growth initiatives," added Mr. Tedford.

Second Quarter Results

Second quarter net sales increased 5.1 percent to $415.1 million from $394.8 million in 2025. This increase reflects 5.7 percent from the EPOS acquisition and 1.7 percent from favorable foreign exchange. Comparable sales declined 2.3 percent as growth in the Americas segment's learning and creative category was more than offset by softness in the International segment and technology peripherals globally.

Operating income was $30.3 million, compared with $33.0 million in 2025. Current-year operating income included one-time charges of $5.2 million, while prior-year operating income included a $6.9 million gain on the sale of assets. Restructuring expense was $1.3 million, compared with $9.4 million in the prior year. Adjusted operating income increased to $48.1 million, from $47.1 million in 2025, reflecting cost savings that were partially offset by lower organic volumes.

Net income was $14.1 million, or $0.15 per share, compared with $29.2 million, or $0.31 per share, in 2025. Prior year net income was positively impacted as the Company settled the outstanding tax assessments in Brazil, resulting in a net discrete tax benefit of $13.4 million. Adjusted net income increased to $27.4 million, from $25.8 million in 2025, and adjusted earnings per share rose to $0.29 from $0.28 in 2025.

Business Segment Results

ACCO Brands Americas – Second quarter segment net sales of $262.9 million increased 5.8 percent from $248.5 million in the prior year. Growth was driven by the EPOS acquisition of 2.7 percent and favorable foreign currency of 1.3 percent. Strong performance in the learning and creative category in North America and Mexico more than offset declines in workspace solutions and technology peripherals. Comparable sales of $253.0 million, were up 1.8 percent versus prior year.

Second quarter operating income was $46.4 million, compared with $40.7 million a year earlier. Current-year operating income included one-time charges, while prior-year operating income included a gain on the sale of assets. Adjusted operating income increased to $55.8 million, from $43.2 million in the prior year. The increase in both operating and adjusted operating income reflects cost savings and volume growth.

ACCO Brands International – Second quarter segment net sales were $152.2 million an increase of 4.0 percent from $146.3 million in the prior year. The EPOS acquisition increased sales by 10.8 percent and favorable foreign exchange added 2.5 percent. Comparable sales were $132.8 million, down 9.3 percent year-over-year, reflecting reduced demand for office product categories, particularly in EMEA and Australia. Sales were also adversely affected by a planned systems upgrade in EMEA.

Second quarter operating loss was $4.8 million, compared with operating income of $0.8 million in the prior year. Current-year operating loss included a one-time charge.

Restructuring expense related to the multi-year cost reduction program was $1.0 million, compared with $8.6 million in the prior year. Adjusted operating income was $3.6 million, compared with $12.4 million in the prior year, as lower volumes more than offset cost savings and price increases.

Six Month Results

Net sales of $758.8 million, increased 6.5 percent from $712.2 million in 2025. The EPOS acquisition increased sales by $37.6 million, or 5.3 percent, and favorable foreign exchange increased sales by $26.0 million, or 3.7 percent. Comparable sales decreased 2.5 percent as stronger demand for learning and creative categories in the Americas segment and growth in Mexico were more than offset by softness in technology peripherals and lower demand for workspace solutions globally.

Operating income was $19.9 million compared with $26.3 million in 2025. Restructuring expense, primarily related to EPOS, and a litigation settlement, totaled $12.0 million, compared with $11.7 million in the prior year related to the multi-year cost reduction program. Operating income also reflects the items noted above in second quarter operating income. Adjusted operating income increased to $59.8 million from $54.0 million in 2025, reflecting cost savings, partially offset by lower organic volumes.

Net income was $33.5 million, or $0.35 per share, compared with a net income of $16.0 million, or $0.17 per share, in 2025. Six-month net income benefited from a $36.5 million bargain purchase gain related to the preliminary purchase price allocation for the EPOS acquisition. Prior year net income was positively impacted as the Company settled the outstanding tax assessments in Brazil, resulting in a net discrete tax benefit of $13.4 million. Adjusted net income was $29.2 million compared with $23.7 million in 2025, and adjusted earnings per share were $0.31 per share compared with $0.25 per share in 2025.

Cash Flow, Debt and Dividend

Year to date, free cash outflow was $38.6 million compared with an outflow of $40.2 million in the prior year. The Company's consolidated leverage ratio was 4.3x as of June 30, 2026.

Year to date, the Company has paid dividends of $13.8 million.

On July 24, 2026, ACCO Brands announced that its board of directors declared a regular quarterly cash dividend of $0.075 per share, payable on September 9, 2026 to stockholders of record at the close of business on August 21, 2026.

Full Year 2026 and Third Quarter Outlook

"We are pleased with the second quarter and first half results. We continue to make progress on our growth initiatives and the integration of the EPOS acquisition. These results give us confidence to raise our full year outlook. We believe we are well positioned to create long-term value for our shareholders," concluded Mr. Tedford.

For the full year, the Company now expects reported sales to increase 2.0 percent to 5.0 percent, compared with the prior range of flat to up 3.0 percent. Full-year adjusted EPS is now expected to be within the range of $0.87 to $0.91, compared with the prior range of $0.84 to $0.89. The Company continues to expect 2026 free cash flow and the consolidated leverage ratio to be within the ranges of $75 million to $85 million and 3.7x to 3.9x, respectively.

In the third quarter, the Company expects reported sales to be in the range from down 1.0 percent to up 2.0 percent and adjusted EPS to be within a range of $0.17 to $0.21.

Webcast

At 8:30 a.m. ET on July 31, 2026, ACCO Brands Corporation will host a conference call to discuss the Company's second quarter 2026 results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay following the event.

About ACCO Brands Corporation

ACCO Brands is the leader in branded consumer products that enable productivity, confidence and enjoyment while working, when learning and while playing. Our widely recognized brands, include AT-A-GLANCE®, Five Star®, Kensington®, Leitz®, Mead®, PowerA®, Swingline®, Tilibra® and many others. More information about ACCO Brands Corporation (NYSE: ACCO) can be found at www.accobrands.com.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this earnings release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most directly comparable GAAP financial measure in the "About Non-GAAP Financial Measures" section of this earnings release.

Forward-Looking Statements

Statements contained herein, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, strategies, business operations and similar matters, results of operations, liquidity and financial condition, and those relating to cost reductions and anticipated pre-tax savings and restructuring costs are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to us at the time such statements are made. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "future", "project," "plan," and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Forward-looking statements are subject to the occurrence of events outside the Company's control and actual results, and the timing of events may differ materially from those suggested or implied by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements when deciding whether to buy, sell or hold the Company’s securities.

Our outlook is based on certain assumptions which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding consumer demand, tariffs, global geopolitical and economic uncertainties, and fluctuations in foreign currency exchange rates; and the other factors described below.

Among the factors that could cause our actual results to differ materially from our forward-looking statements are: changes in trade policy and regulations, including changes in trade agreements and the imposition of tariffs, the timing and recoverability of tariff refund claims, and the resulting consequences; global political and economic uncertainties; a limited number of large customers account for a significant percentage of our sales; sales of our products are affected by general economic and business conditions globally and in the countries in which we operate; risks associated with foreign currency exchange rate fluctuations; challenges related to the highly competitive business environment in which we operate; our ability to develop and market innovative products that meet consumer demands and to expand into new and adjacent product categories; our ability to successfully expand our business in emerging markets and the exposure to greater financial, operational, regulatory, compliance and other risks in such markets; the continued decline in the use of certain of our products; risks associated with seasonality, the sufficiency of investment returns on pension assets, risks related to actuarial assumptions, changes in government regulations and changes in the unfunded liabilities of a multi-employer pension plan; any impairment of our intangible assets; our ability to secure, protect and maintain our intellectual property rights, and our ability to license rights and receive certifications from equipment and software businesses to support our technology accessories business; the introduction by third parties of new and successful gaming consoles; our ability to grow profitably through acquisitions, and successfully integrate them; our ability to successfully execute our multi-year restructuring and cost savings program and realize the anticipated benefits; continued disruptions in the global supply chain; risks associated with inflation and other changes in the cost or availability of raw materials, transportation, labor, and other necessary supplies and services and the cost of finished goods; risks associated with outsourcing production of certain of our products, information technology systems and other administrative functions; the failure, inadequacy or interruption of our information technology systems or their supporting infrastructure; risks associated with a cybersecurity incident or information security breach, including that related to a disclosure of personally identifiable information; risks associated with the use by us and other suppliers of artificial intelligence, risks associated with our indebtedness, including limitations imposed by restrictive covenants, our debt service obligations, and our ability to comply with financial ratios and tests; a change in or discontinuance of our stock repurchase program or the payment of dividends; product liability claims, recalls or regulatory actions; the impact of litigation or other legal proceedings; the impact of additional tax liabilities stemming from our global operations and changes in tax laws, regulations and tax rates; our failure to comply with applicable laws, rules and regulations and self-regulatory requirements, the costs of compliance and the impact of changes in such laws; our ability to attract and retain qualified personnel; the volatility of our stock price; risks associated with circumstances outside our control, including those caused by telecommunication failures, labor strikes, power and/or water shortages, public health crises, such as the occurrence of contagious diseases, severe weather events, war, terrorism and other geopolitical incidents; and other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other reports we file with the Securities and Exchange Commission.

For further information:

Christopher McGinnis	Kori Reed
Investor Relations	Media Relations
(847) 796-4320	(224) 501-0406

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30, 2026	December 31, 2025
(in millions)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$106.4	$64.4
Accounts receivable, net	374.2	359.7
Inventories	327.6	289.1
Other current assets	51.0	37.1
Total current assets	859.2	750.3
Total property, plant and equipment	531.0	528.4
Less: accumulated depreciation	(394.4)	(389.6)
Property, plant and equipment, net	136.6	138.8
Right of use asset, leases	70.6	78.0
Deferred income taxes	90.6	92.8
Goodwill	469.3	478.5
Identifiable intangibles, net	674.9	696.9
Other non-current assets	23.1	17.7
Total assets	$2,324.3	$2,253.0
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$12.2	$—
Current portion of long-term debt	21.6	30.8
Accounts payable	168.4	186.7
Accrued compensation	40.2	30.1
Accrued customer program liabilities	65.8	77.1
Lease liabilities	20.4	20.5
Other current liabilities	106.8	120.1
Total current liabilities	435.4	465.3
Long-term debt, net	896.6	806.0
Long-term lease liabilities	55.7	63.5
Deferred income taxes	107.4	108.8
Pension and post-retirement benefit obligations	108.4	117.5
Other non-current liabilities	29.7	27.3
Total liabilities	1,633.2	1,588.4
Stockholders' equity:
Common stock	1.0	1.0
Treasury stock	(51.3)	(47.9)
Paid-in capital	1,916.9	1,909.4
Accumulated other comprehensive loss	(518.6)	(522.6)
Accumulated deficit	(656.9)	(675.3)
Total stockholders' equity	691.1	664.6
Total liabilities and stockholders' equity	$2,324.3	$2,253.0

ACCO Brands Corporation and Subsidiaries

Consolidated Statements of Income (Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except per share data)	2026	2025	% Change	2026	2025	% Change
Net sales	$415.1	$394.8	5.1%	$758.8	$712.2	6.5%
Cost of products sold	281.0	265.1	6.0%	517.9	482.9	7.2%
Gross profit	134.1	129.7	3.4%	240.9	229.3	5.1%
Operating costs and expenses:
Selling, general and administrative expenses	91.2	82.6	10.4%	190.3	175.3	8.6%
Amortization of intangibles	11.3	11.6	(2.6)%	22.7	22.9	(0.9)%
Restructuring	1.3	9.4	(86.2)%	8.0	11.7	(31.6)%
Gain on disposal of assets	—	(6.9)	(100.0)%	—	(6.9)	(100.0)%
Total operating costs and expenses	103.8	96.7	7.3%	221.0	203.0	8.9%
Operating income	30.3	33.0	(8.2)%	19.9	26.3	(24.3)%
Non-operating expense (income):
Interest expense	12.0	11.9	0.8%	22.8	22.7	0.4%
Interest income	(2.7)	(3.0)	(10.0)%	(4.2)	(4.9)	(14.3)%
Non-operating pension (income) expense	(0.1)	0.6	NM	(0.2)	1.1	NM
Bargain purchase gain	1.1	—	NM	(36.5)	—	NM
Other expense, net	0.3	0.8	(62.5)%	3.4	1.2	NM
Income before income tax	19.7	22.7	(13.2)%	34.6	6.2	NM
Income tax expense (benefit)	5.6	(6.5)	NM	1.1	(9.8)	NM
Net income	$14.1	$29.2	(51.7)%	$33.5	$16.0	109.4%

Per share:
Basic income per share	$0.15	$0.32	(53.1)%	$0.36	$0.17	111.8%
Diluted income per share	$0.15	$0.31	(51.6)%	$0.35	$0.17	105.9%

Weighted average number of shares outstanding:
Basic	94.0	91.6		93.3	92.5
Diluted	95.6	93.1		95.7	94.3

Cash dividends declared per common share	$0.075	$0.075		$0.150	$0.150

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025		2026	2025
Gross profit (Net sales, less Cost of products sold)	32.3%	32.9%		31.7%	32.2%
Selling, general and administrative expenses	22.0%	20.9%		25.1%	24.6%
Operating income	7.3%	8.4%		2.6%	3.7%
Income before income tax	4.7%	5.7%		4.6%	0.9%
Net income	3.4%	7.4%		4.4%	2.2%
Income tax rate	28.4%	(28.6)%		3.2%	(158.1)%

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
(in millions)	2026	2025
Operating activities
Net income	$33.5	$16.0
Amortization of inventory step-up	3.4	—
Gain on disposal of assets	—	(6.9)
Depreciation	9.5	13.3
Amortization of debt issuance costs	1.1	0.9
Amortization of intangibles	22.7	22.9
Stock-based compensation	7.2	8.3
Bargain purchase gain	(36.5)	—
Changes in operating assets and liabilities:
Accounts receivable	12.5	17.4
Inventories	(10.0)	(24.1)
Other assets	(4.4)	(2.1)
Accounts payable	(28.2)	(4.5)
Accrued expenses and other liabilities	(33.4)	(47.3)
Accrued income taxes	(9.2)	(27.3)
Net cash used by operating activities	(31.8)	(33.4)
Investing activities
Additions to property, plant and equipment	(6.8)	(6.8)
Proceeds from the disposition of assets	0.2	16.5
Cost of acquisitions, net of cash acquired	(1.1)	(10.1)
Net cash used by investing activities	(7.7)	(0.4)
Financing activities
Proceeds from long-term borrowings	123.6	146.3
Repayments of long-term debt	(38.1)	(38.0)
Borrowings of notes payable, net	12.2	7.0
Dividends paid	(13.8)	(13.5)
Repurchases of common stock	—	(15.1)
Payments related to tax withholding for stock-based compensation	(3.5)	(0.9)
Net cash provided by financing activities	80.4	85.8
Effect of foreign exchange rate changes on cash and cash equivalents	1.1	7.2
Net increase in cash and cash equivalents	42.0	59.2
Cash and cash equivalents
Beginning of the period	$64.4	$74.1
End of the period	$106.4	$133.3

About Non-GAAP Financial Measures

We explain below how we calculate each of our non-GAAP financial measures. This is followed by a reconciliation of our current period and historical non-GAAP financial measures to the most directly comparable GAAP financial measures.

We use our non-GAAP financial measures both to explain our results to stockholders and the investment community and in the internal evaluation and management of our business. We believe our non-GAAP financial measures provide management and investors with a more complete understanding of our underlying operational results and trends, facilitate meaningful period-to-period comparisons and enhance an overall understanding of our past and future financial performance.

Our non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results such as restructuring charges, the impact of foreign currency exchange rate fluctuations, unusual tax items, goodwill and indefinite-lived trade name impairments and charges, and other non-recurring items that we consider to be outside of our core operations. On an interim basis, we also calculate adjusted income tax expense using our estimated annual income tax rate. These measures should not be considered in isolation or as a substitute for, or superior to, the directly comparable GAAP financial measures and should be read in connection with the Company’s financial statements presented in accordance with GAAP.

Our non-GAAP financial measures include the following:

Comparable Sales: Represents net sales excluding the impact of material acquisitions, if any, with current-period foreign operation sales translated at prior-year currency rates. We believe comparable sales are useful to investors and management because they reflect underlying sales and sales trends without the effect of material acquisitions and fluctuations in foreign exchange rates and facilitate meaningful period-to-period comparisons. We sometimes refer to comparable sales as comparable net sales.

Adjusted Gross Profit, Adjusted Operating Income (Loss)/Adjusted Income (Loss) Before Taxes/Adjusted Net Income (Loss)/Adjusted Net Income (Loss) Per Diluted Share: Represents gross profit, operating income (loss), income (loss) before taxes, net income (loss), and net income (loss) per diluted share excluding restructuring and goodwill and indefinite-lived trade name impairment charges, the amortization of intangibles, bargain purchase gain, non-recurring items, other income/expense, adjustments to reflect the estimated annual tax rate and discrete income tax adjustments, including income tax related to the foregoing. We believe these adjusted non-GAAP financial measures are useful to investors and management because they reflect our underlying operating performance before items that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons. Senior management’s incentive compensation is derived, in part, using adjusted operating income and adjusted net income per diluted share, which is derived from adjusted net income. We sometimes refer to adjusted net income per diluted share as adjusted earnings per share or adjusted EPS.

Adjusted Income Tax Expense (Benefit): Represents income tax expense (benefit) excluding the tax effect of the items that have been excluded from adjusted income (loss) before taxes, unusual income tax items such as the impact of tax audits and changes in laws, and other discrete tax items. We believe our adjusted income tax expense (benefit) is useful to investors because it reflects our income tax calculated using the estimated annual tax rate before discrete tax items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons. For interim periods, the income tax expense (benefit) is calculated using the estimated annual income tax rate.

Adjusted EBITDA: Represents net income excluding the effects of depreciation, stock-based compensation expense, amortization of intangibles, interest expense, net, other (income) expense, net, and income tax expense, restructuring and goodwill and indefinite-lived trade name impairment charges, bargain purchase gain, and other non-recurring items. We believe adjusted EBITDA is useful to investors because it reflects our underlying cash profitability and adjusts for certain non-cash charges and other items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons. In addition, this calculation of adjusted EBITDA is used in our loan agreement to calculate our leverage ratio covenant.

Free Cash Flow: Free cash flow represents cash flow from operating activities less cash used for additions to property, plant and equipment. We believe free cash flow is useful to investors because they measure our available cash flow for paying dividends, reducing debt, repurchasing shares and funding acquisitions.

Net Debt: Represents balance sheet debt plus unamortized debt origination costs and less any cash and cash equivalents.

Consolidated Leverage Ratio: Represents net debt divided by trailing twelve months adjusted EBITDA.

We also provide forward-looking non-GAAP comparable sales, adjusted earnings per share, free cash flow, adjusted EBITDA and historical and forward-looking consolidated leverage ratio. We do not provide a reconciliation of these forward-looking and historical non-GAAP measures to GAAP because the GAAP financial measure is not currently available and management cannot reliably predict all the necessary components of such non-GAAP measures without unreasonable effort or expense due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our tax rate and the impact of foreign currency fluctuation and material acquisitions, and other charges reflected in our historical results. The probable significance of each of these items is high and, based on historical experience, could be material.

ACCO Brands Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

The following tables set forth a reconciliation of certain Consolidated Statements of Income information reported in accordance with GAAP to Adjusted Non-GAAP Information for the three months ended June 30, 2026 and 2025.

		Three Months Ended June 30, 2026
		Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense	Tax Rate	Net Income	% of Sales
(in millions, except per share data)
Reported GAAP		$134.1	32.3%	$91.2	22.0%	$30.3	7.3%	$19.7	4.7%	$5.6	28.4%	$14.1	3.4%
Reported GAAP income per diluted share (EPS)												$0.15
Amortization of inventory step-up	(B)	3.4		—		3.4		3.4		1.0		2.4
Brazil indirect tax reserve	(D)	—		(1.8)		1.8		1.8		0.5		1.3
Restructuring		—		—		1.3		1.3		0.4		0.9
Amortization of intangibles		—		—		11.3		11.3		3.0		8.3
Bargain purchase gain	(E)	—		—		—		1.1		—		1.1
Discrete tax items and adjustments to annual tax rate	(A)	—		—		—		—		0.7		(0.7)
Adjusted Non-GAAP		$137.5	33.1%	$89.4	21.5%	$48.1	11.6%	$38.6	9.3%	$11.2	29.0%	$27.4	6.6%
Adjusted income per diluted share (Adjusted EPS)												$0.29

		Three Months Ended June 30, 2025
		Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax (Benefit) Expense	Tax Rate	Net Income	% of Sales
(in millions, except per share data)
Reported GAAP		$33.0	8.4%	$22.7	5.7%	$(6.5)	(28.6)%	$29.2	7.4%
Reported GAAP income per diluted share (EPS)								$0.31
Restructuring		9.4		9.4		2.4		7.0
Amortization of intangibles		11.6		11.6		3.1		8.5
Gain on sale of property	(G)	(6.9)		(6.9)		(1.7)		(5.2)
Brazil tax assessment	(H)	—		—		13.4		(13.4)
Discrete tax items and adjustments to annual tax rate	(A)	—		—		0.3		(0.3)
Adjusted Non-GAAP		$47.1	11.9%	$36.8	9.3%	$11.0	30.0%	$25.8	6.5%
Adjusted income per diluted share (Adjusted EPS)								$0.28

ACCO Brands Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

The following tables set forth a reconciliation of certain Consolidated Statements of Income information reported in accordance with GAAP to Adjusted Non-GAAP Information for the six months ended June 30, 2026 and 2025.

		Six Months Ended June 30, 2026
		Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense	Tax Rate	Net Income	% of Sales
(in millions, except per share data)
Reported GAAP		$240.9	31.7%	$190.3	25.1%	$19.9	2.6%	$34.6	4.6%	$1.1	3.2%	$33.5	4.4%
Reported GAAP income per diluted share (EPS)												$0.35
Amortization of inventory step-up	(B)	3.4		—		3.4		3.4		1.0		2.4
Litigation settlement	(C)	—		(4.0)		4.0		4.0		1.0		3.0
Brazil indirect tax reserve	(D)	—		(1.8)		1.8		1.8		0.5		1.3
Restructuring		—		—		8.0		8.0		2.1		5.9
Amortization of intangibles		—		—		22.7		22.7		6.1		16.6
Bargain purchase gain	(E)	—		—		—		(36.5)		—		(36.5)
Acquisition related costs	(F)	—		—		—		3.1		0.8		2.3
Discrete tax items and adjustments to annual tax rate	(A)	—		—		—		—		(0.7)		0.7
Adjusted Non-GAAP		$244.3	32.2%	$184.5	24.3%	$59.8	7.9%	$41.1	5.4%	$11.9	29.0%	$29.2	3.8%
Adjusted income per diluted share (Adjusted EPS)												$0.31

		Six Months Ended June 30, 2025
		Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax (Benefit) Expense	Tax Rate	Net Income	% of Sales
(in millions, except per share data)
Reported GAAP		$26.3	3.7%	$6.2	0.9%	$(9.8)	(158.1)%	$16.0	2.2%
Reported GAAP income per diluted share (EPS)								$0.17
Restructuring		11.7		11.7		2.9		8.8
Amortization of intangibles		22.9		22.9		6.1		16.8
Gain on sale of property	(G)	(6.9)		(6.9)		(1.7)		(5.2)
Brazil tax assessment	(H)	—		—		13.4		(13.4)
Discrete tax items and adjustments to annual tax rate	(A)	—		—		(0.7)		0.7
Adjusted Non-GAAP		$54.0	7.6%	$33.9	4.8%	$10.2	30.0%	$23.7	3.3%
Adjusted income per diluted share (Adjusted EPS)								$0.25

Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Income (Loss) to Adjusted EBITDA (Unaudited)

A.
The income tax impact of discrete tax items. For interim periods for years ended June 30, 2026 and 2025, the Company adjusted its tax rate to 29.0% and 30.0%, respectively, which represents its full year non-GAAP estimated annual tax rate. The Company's full year non-GAAP estimated annual tax rate remains subject to variation from the mix of earnings across the Company's operating jurisdictions.
B.
Represents the amortization of inventory step-up associated with the acquisition of EPOS.
C.
Settlement of patent infringement litigation.
D.
Represents a reserve associated with Brazilian indirect taxes.
E.
Represents the bargain purchase gain associated with the acquisition of EPOS.
F.
Acquisition related costs.
G.
Gain related to the sale of facilities in Sidney, New York and Barcelona, Spain.
H.
Settlement and release of uncertain tax positions related to the Brazil Tax Assessments.

ACCO Brands Corporation and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)

The following table sets forth a reconciliation of net income (loss) reported in accordance with GAAP to Adjusted EBITDA.

		Three Months Ended June 30,			Six Months Ended June 30,
(in millions)		2026	2025	% Change	2026	2025	% Change
Net income		$14.1	$29.2	(51.7)%	$33.5	$16.0	109.4%
Inventory step-up amortization	(B)	3.4	—	NM	3.4	—	NM
Stock-based compensation		2.8	0.5	NM	7.2	8.3	(13.3)%
Depreciation		4.1	6.6	(37.9)%	9.5	13.3	(28.6)%
Litigation settlement	(D)	—	—	NM	4.0	—	NM
Brazil indirect tax reserve	(C)	1.8	—	NM	1.8	—	NM
Amortization of intangibles		11.3	11.6	(2.6)%	22.7	22.9	(0.9)%
Restructuring		1.3	9.4	(86.2)%	8.0	11.7	(31.6)%
Gain on disposal of assets		—	(6.9)	(100.0)%	—	(6.9)	(100.0)%
Interest expense, net		9.3	8.9	4.5%	18.6	17.8	4.5%
Bargain purchase gain	(E)	1.1	—	NM	(36.5)	—	— %
Other expense, net		0.3	0.8	(62.5)%	3.4	1.2	NM
Income tax expense (benefit)		5.6	(6.5)	NM	1.1	(9.8)	NM
Adjusted EBITDA (non-GAAP)		$55.1	$53.6	2.8%	$76.7	$74.5	3.0%
Adjusted EBITDA as a % of Net Sales		13.3%	13.6%		10.1%	10.5%

Reconciliation of Debt to Net Debt (Unaudited)

The following table sets forth a reconciliation of debt reported in accordance with GAAP to Net Debt.

	Six Months Ended June 30,
(in millions)	2026	2025	$ Change
Total debt per balance sheet	$930.4	$982.8
Add debt origination costs	3.4	4.5
Less cash and cash equivalents	106.4	133.3
Net Debt (non-GAAP)	$827.4	$854.0	$(26.6)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

The following table sets forth a reconciliation of net cash provided by operating activities reported in accordance with GAAP to Free Cash Flow.

(in millions)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Net cash used by operating activities	$(35.3)	$(38.9)	$(31.8)	$(33.4)
Additions to property, plant and equipment	(4.7)	(4.6)	(6.8)	(6.8)
Free Cash Flow (non-GAAP)	$(40.0)	$(43.5)	$(38.6)	$(40.2)

ACCO Brands Corporation and Subsidiaries

Supplemental Business Segment Information and Reconciliation (Unaudited)

	2026					2025					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating	Adjusted
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
(in millions)	Net Sales	(Loss)	Items	(Loss)	Margin	Net Sales	(Loss)	Items	(Loss)	Margin	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands Americas	$178.5	$3.4	$9.4	$12.8	7.2%	$173.9	$0.9	$9.1	$10.0	5.8%	$4.6	2.6%	$2.8	28.0%	140
ACCO Brands International	165.2	2.4	8.7	11.1	6.7%	143.5	5.1	4.5	9.6	6.7%	21.7	15.1%	1.5	15.6%	—
Corporate	—	(16.2)	4.0	(12.2)		—	(12.7)	—	(12.7)		—		0.5
Total	$343.7	$(10.4)	$22.1	$11.7	3.4%	$317.4	$(6.7)	$13.6	$6.9	2.2%	$26.3	8.3%	$4.8	69.6%	120

Q2:
ACCO Brands Americas	$262.9	$46.4	$9.4	$55.8	21.2%	$248.5	$40.7	$2.5	$43.2	17.4%	$14.4	5.8%	$12.6	29.2%	380
ACCO Brands International	152.2	(4.8)	8.4	3.6	2.4%	146.3	0.8	11.6	12.4	8.5%	5.9	4.0%	(8.8)	(71.0)%	(610)
Corporate	—	(11.3)	—	(11.3)		—	(8.5)	—	(8.5)		—		(2.8)
Total	$415.1	$30.3	$17.8	$48.1	11.6%	$394.8	$33.0	$14.1	$47.1	11.9%	$20.3	5.1%	$1.0	2.1%	(30)

YTD:
ACCO Brands Americas	$441.4	$49.8	$18.8	$68.6	15.5%	$422.4	$41.6	$11.6	$53.2	12.6%	$19.0	4.5%	$15.4	28.9%	290
ACCO Brands International	317.4	(2.4)	17.1	14.7	4.6%	289.8	5.9	16.1	22.0	7.6%	27.6	9.5%	(7.3)	(33.2)%	(300)
Corporate	—	(27.5)	4.0	(23.5)		—	(21.2)	—	(21.2)		—		(2.3)
Total	$758.8	$19.9	$39.9	$59.8	7.9%	$712.2	$26.3	$27.7	$54.0	7.6%	$46.6	6.5%	$5.8	10.7%	30

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Income (Loss) to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

ACCO Brands Corporation and Subsidiaries

Supplemental Net Sales Change Analysis (Unaudited)

	% Change - Net Sales				$ Change - Net Sales (in millions)
	GAAP	Non-GAAP			GAAP	Non-GAAP

	Net Sales Change	Currency Translation	Acquisition	Comparable Sales Change (A)	Net Sales Change	Currency Translation	Acquisition	Comparable Sales Change (A)	Comparable Sales
Q1 2026:
ACCO Brands Americas	2.6%	2.9%	2.0%	(2.3)%	$4.6	$5.1	$3.5	$(4.0)	$169.9
ACCO Brands International	15.1%	9.8%	8.1%	(2.8)%	21.7	14.0	11.7	(4.0)	139.5
Total	8.3%	6.0%	4.8%	(2.5)%	$26.3	$19.1	$15.2	$(8.0)	$309.4

Q2 2026:
ACCO Brands Americas	5.8%	1.3%	2.7%	1.8%	$14.4	$3.3	$6.6	$4.5	$253.0
ACCO Brands International	4.0%	2.5%	10.8%	(9.3)%	5.9	3.6	15.8	(13.5)	132.8
Total	5.1%	1.7%	5.7%	(2.3)%	$20.3	$6.9	$22.4	$(9.0)	$385.8

2026 YTD:
ACCO Brands Americas	4.5%	2.0%	2.4%	0.1%	$19.0	$8.4	$10.1	$0.5	$422.9
ACCO Brands International	9.5%	6.1%	9.5%	(6.1)%	27.6	17.6	27.5	(17.5)	272.3
Total	6.5%	3.7%	5.3%	(2.5)%	$46.6	$26.0	$37.6	$(17.0)	$695.2

(A) Comparable sales represents net sales excluding material acquisitions, if any, and with current-period foreign operation sales translated at the prior-year currency rates.